Exhibit 10.1.51

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION:

[***]

AMENDMENT NO. 2 TO

IN FLIGHT CONNECTIVITY SERVICES AGREEMENT

This Amendment No. 2 (“Amendment”) to the Amended and Restated In Flight Connectivity Services Agreement is made as of February 25, 2014 (“Amendment Date”), by and between Delta Air Lines, Inc. (“Delta”), and Gogo LLC, f/k/a Aircell LLC (“Gogo”). Capitalized terms used herein that are not otherwise defined shall have the meanings given to such terms in the Restated Agreement.

WHEREAS, Delta and Gogo are parties to the Amended and Restated In Flight Connectivity Services Agreement dated as of April 7, 2011 (as amended by Amendment No. 1 thereto dated September 30, 2011, the “Restated Agreement”), under which Gogo installs its ABS Equipment and provides its Connectivity Services on board Delta’s Domestic fleet;

WHEREAS, Delta and Gogo desire to amend the terms of the Restated Agreement to reflect certain agreed-upon terms concerning the design and operation of the Portal and certain economic terms related thereto;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, Delta and Gogo agree to amend the Restated Agreement as follows:

1.    Article 1 is hereby amended by (i) revising the definitions of “Aircell Technology”, “Delta Technology” and “Portal” and (ii) adding other definitions, in each case as follows:

“Aircell Technology” means the Gogo Component, Gogo Portal, Gogo’s proprietary business and technical information concerning the ABS Equipment, Software and Connectivity Services, and the process used in the manufacture of ABS Equipment, and any derivatives thereof.

“Delta Data Usage” means the unauthenticated data usage associated with a User’s use of: (i) the Delta Portal, excluding any data usage associated with (A) a Gogo product or service, even if on the Delta Portal and (B) any data usage for which Gogo is expressly responsible, including under Section 7.5.7 (c); and (ii) the sites or applications described in clauses (b) and (c) of the definition of “Whitelisted Site” below.

“Delta Portal” means the combination of the web pages and graphical user interface, but excluding the Gogo Component, which shall be developed by Delta and function as a point of access for Users on and after the Portal Transition Date.

“Delta Technology” means the Delta Portal, Delta’s proprietary business and technical information concerning A/C and Delta’s operations, and any derivatives thereof.

“Gogo” means Gogo LLC, a Delaware limited liability company, f/k/a Aircell LLC. As used herein, the terms “Aircell” and “Gogo” refer to the same entity.

“Gogo Component” means (i) the location on the Splash Page that describes, and through which Users access, the Connectivity Services and any associated Sponsorships or other promotional activities (the “Gogo Access Section”), (ii) the web page(s) through which Users purchase Connectivity Services, (iii) if a Sponsorship or other promotion related to Connectivity Services is in effect, the page to which Users are directed immediately following the purchase of Connectivity Services, and (iv) any other Portal web pages accessed by Users following links from the location described in clause (i) of this definition or the web pages described in clauses (ii) and (iii) of this definition, as well as any associated graphical user interfaces, all to be developed by Gogo.”

“Gogo Portal” means the combination of the web pages and graphical user interface, which shall be developed by Gogo and function as a point of access for Users prior to the Portal Transition Date.

“International Agreement” means the International In-Flight Connectivity Services Agreement, dated as of March 20, 2013, between Delta and Gogo, as amended.

“Portal” means the Delta Portal and/or the Gogo Portal as the context requires.

“Portal Revenue” means [***].

“Portal Transition Date” has the meaning ascribed thereto in the International Agreement.”

“Whitelisted Site” means any data at any URL or IP address that can be accessed by users (a) from the Portal, (b) through any Delta intranet that requires entry of a Delta-issued password or (c) from any Delta consumer-facing mobile app [***], at no charge and without authentication of such user in the purchase path for WiFi services.

2.    Section 6.2 is amended by (i) adding the phrase “, the Gogo Portal and the Gogo Component” after the words “Connectivity Services” in the first sentence and (ii) adding the following language at the end of said section:

“Delta shall comply, and shall cause the Delta Portal to comply, with applicable U.S. laws, rules and regulations, including without limitation privacy laws and CALEA. Gogo will cooperate with Delta, at no charge other than out-of-pocket expenses, in all manner reasonably necessary for Delta to perform its obligations under the preceding sentence.”

3.    Article 7 shall be renamed “Joint Marketing and Portal”, Sections 7.5 and 7.6 shall be deleted in their entirety and the following shall be added as a new Section 7.5:

“7.5 Portal.

7.5.1 General. Until the Portal Transition Date, Gogo will provide the Gogo Portal during the Term as part of the Services [***].

7.5.2 [***].

7.5.3 Design. Delta will be responsible for designing and managing the Delta Portal and will design the Delta Portal with the goal of creating an overall in-flight passenger online experience that is Delta-themed and Delta-branded.

Gogo will be responsible for designing and managing the Gogo Component and will design the Gogo Component with the goal of creating a design and User experience that is seamless with the rest of the Delta Portal. The Gogo Component will be Gogo-branded and Gogo will share its branding guidelines with Delta and make reasonable Delta-proposed changes to such guidelines with Delta in order to maintain compatibility of the Gogo Component with the overall look-and-feel of the Delta Portal.

The Gogo Access Section will be prominently displayed on the Delta Portal [***].

Wherever Gogo products or services for which Gogo has pricing control are sold on the Delta Portal, Gogo will have a right to approve the presentation, such approval not to be unreasonably withheld, conditioned or delayed.

7.5.4 Advertising.

(a)    Each party will use commercially reasonable efforts to support the sale of online advertising that will appear on the Delta Portal. Specifically, (i) Gogo and Delta will continue to sell advertising for the Portal and (ii) Delta’s design for the Delta Portal will include IAB standard advertising units (the “Ad Units”) in mutually-agreed upon locations that will be determined once the Delta Portal design is established.

(b)    Either party may sell the Ad Units for the display of third party advertising, [***]. Gogo agrees to enable, and be responsible for providing Connectivity Services [***] to Delta for, any Whitelisted Sites for the sold Ad Units. All unsold Ad Units may be utilized by Delta in its discretion but subject to the provisions of Section 7.5.3.

(c)    For clarity, the foregoing portions of this Section 7.5.4 shall not limit Delta’s right to sell and display advertising on the non-Ad Unit portions of the Delta Portal.

7.5.5 Data Usage. [***].

7.5.6 Terms of Use and Privacy. Gogo shall be responsible for the Terms of Use and Privacy Policy for the Connectivity Service and with respect to the Gogo Portal and the Gogo Component. Delta shall be responsible for the Terms of Use and Privacy Policy with respect to the Delta Portal. Each party shall promptly provide the other with copies of any legal notices delivered to it that may result in liability to the other party.

7.5.7 Whitelisted Sites. As of and after the Portal Transition Date, except as expressly set forth herein:

(a) subject to Section 7.5.7(b), the list of Whitelisted Sites [***];

(b) the list of Whitelisted Sites for the Gogo Component, as well as the list of applications (other than Whitelisted Sites) that may be accessed directly without charge and without being authenticated in the Gogo purchase path, shall be determined in Gogo’s discretion;

(c) [***]; and

(d) Delta shall be responsible for data usage associated with all Whitelisted Sites that are added to the list in Delta’s discretion as well as any Whitelisted Sites for advertising described in Section 7.5.4(c).

4.    Section 9.5 is hereby amended by deleting it in its entirety and replacing it with the following:

Advertising Revenue. [***].

5.    Section 9.7.1 is hereby amended by (i) adding the phrase “, Portal Usage Fees” after the word “Certificates” in the second sentence thereof, and [***].

6.    Section 9.7.2 is hereby amended by [***].

7.    Section 10.2.3 is hereby amended by adding the phrase “and the Gogo Portal” after the first use of the word “System”.

8.    Section 10.2.4 is hereby amended by adding the phrase “and the “Gogo Portal” after the word “System”.

9.    Section 10.6 is hereby amended by adding the following language at the end of such section:

“Delta further represents and warrants that, at all times during the Term, (i) the Delta Portal will comply with all applicable laws, rules and regulations, including without limitation, all FAA orders or regulations and those of any other United States regulatory agency or body having jurisdiction over the Delta Portal and (ii) Delta will be responsible for obtaining and maintaining all Regulatory Approvals required to operate the Delta Portal.”

10.   This Amendment contains the entire understanding among the parties, and supersedes any prior written or oral agreement between them, respecting the subject matter hereof. This Amendment shall be governed by the same laws and in the same manner as the Restated Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Date.

DELTA AIR LINES, INC.	GOGO LLC

/s/ R. Jason Adams	/s/ Michael J. Small

By: R. Jason Adams	By: Michael J. Small

Its: General Manager SCM	Its: President | CEO

Date: 3/6/14	Date: 3/11/14